UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2006

Chart Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50412	34-1712937
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio		44125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(440) 753-1490

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2006, Chart Industries, Inc. (the "Company") entered into an indemnification agreement with each of Michael W. Press and Richard E. Goodrich in connection with the appointment of Mr. Press and Mr. Goodrich to the Board of Directors of the Company (the "Board"). Each indemnification agreement is in the same form as the existing indemnification agreements the Company has entered into previously with each of its directors and executive officers. In the indemnification agreements, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless each of Mr. Press and Mr. Goodrich to the maximum extent then authorized or permitted by the provisions of the Company's amended and restated certificate of incorporation, the General Corporation Law of the State of Delaware, or by any amendment(s) thereto.

The description of the indemnification agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors or executive officers was filed as Exhibit 10.20 to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 13, 2006, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 15, 2006, the Board increased the size of the Board from five to seven seats, and appointed Mr. Press and Mr. Goodrich to fill the vacancies created thereby. Mr. Goodrich is a retired Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company N.V. ("CB&I"), an engineering, procurement and construction company that provides services to customers in the chemicals and energy industries. Prior to retiring, Mr. Goodrich served as Executive Vice President and Chief Financial Officer of CB&I from 2001 to 2005, and until June 2006, as acting Chief Financial Officer. Mr. Press was Chief Executive Officer of KBC Advanced Technologies Plc, an international petroleum consulting firm, from 1997 to 2001, and since 2001 has been self-employed. Prior to that, he spent 27 years in the energy industry in senior management and executive positions.

The Board has determined that Mr. Press and Mr. Goodrich are independent directors pursuant to Nasdaq Listing Standards and the applicable rules of the Securities and Exchange Commission. Upon the appointment of Mr. Press and Mr. Goodrich, the existing membership of the Board's standing committees was altered as follows so that each committee is comprised of a majority of independent directors: Steven W. Krablin (Chairperson), Mr. Goodrich and Timothy H. Day are the members of the Audit Committee; Mr. Goodrich (Chairperson), Mr. Press and Mr. Day are the members of the Compensation Committee; and Mr. Press (Chairperson), Mr. Krablin and Kenneth W. Moore are the members of the Nominations and Corporate Governance Committee.

There are no arrangements or understandings between either Mr. Press or Mr. Goodrich and any other person pursuant to which Mr. Press or Mr. Goodrich was appointed to serve as a director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

August 16, 2006	By:	/s/ Michael F. Biehl

Name: Michael F. Biehl
Title: Executive Vice President, Chief Financial Officer and Treasurer